                                                                     EXHIBIT 1.1


                                   $15,000,000


                           THE PROVIDENCE GAS COMPANY
                    _% Senior Secured Insured Quarterly Notes

                              due __________, 2029


                         FORM OF UNDERWRITING AGREEMENT


                                                           _______________, 1999


EDWARD D. JONES & CO., L.P.
12555 Manchester Road
St. Louis, Missouri 63131-3729


Ladies and Gentlemen:

                  The undersigned, The Providence Gas Company, a Rhode Island corporation (the "Company"), hereby confirms its agreement with Edward D. Jones & Co., L.P., a Missouri limited partnership (the "Underwriter") as follows:

                  1. OFFERING. The Company proposes to issue and sell to the Underwriter $15,000,000 aggregate principal amount of its First Mortgage Bonds, Series T, _%, also known as _% Senior Secured Insured Quarterly Notes, due _____, 2029 (the "Notes"). The Notes will be issued by the Company under its First Mortgage Indenture (the "Original Indenture") dated as of January 1, 1922, under which State Street Bank and Trust Company is now the trustee (the "Trustee"), as amended and supplemented, and as to be further supplemented and amended by a Twentieth Supplemental Indenture dated as of ____________, 1999 (the "Supplemental Indenture") relating to the Notes. The term "Indenture", as hereinafter used, means such Original Indenture as so amended and supplemented. The Company understands that the Underwriter proposes to make a public offering of the Notes as soon as it deems advisable after this Agreement has been executed and delivered.

                  2.       PURCHASE, SALE AND DELIVERY OF THE NOTES.

                  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase the Notes, at a price of $_____ per each $_____ principal amount of the Notes.

                  Payment for the Notes to be sold hereunder is to be made in immediately available funds by wire transfer or certified or bank cashier's checks drawn to the order of the Company against delivery of certificates therefor to the Underwriter through the facilities of the Depository Trust Company for the account of the Underwriter at 10:00 a.m., St. Louis time, on ___________, 1999, or, if such day is not a business day, on the next business day, or at such


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other time and date not later than five (5) business days thereafter as may be agreed upon in writing between the Underwriter and the Company, such time and date being herein referred to as the "Closing Date." The Company shall deliver certificates for the Notes to the Depository Trust Company in definitive, fully registered form and in such denominations and in such registrations as the Underwriter shall request in writing not later than 10:00 a.m. the second full business day prior to the Closing Date, and shall make available said certificates for inspection and packaging by the Depository Trust Company not later than 10:00 a.m. at least one full business day prior to the Closing Date.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), has prepared a registration statement on Form S-3 (Registration No. 333-______) for the registration of the Notes and one or more amendments thereto in conformity with the requirements of the Act and all applicable instructions and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, has filed such registration statement and amendments with the Commission and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus, setting forth the initial public offering price of the Notes and related information or (B) if the Company has elected to rely upon Rule 430A of the Rules and Regulations, will prepare and file a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) of the Rules and Regulations promptly after execution of this Agreement. Copies of such registration statement and amendments (including all forms of preliminary prospectuses) have been delivered to the Underwriter, and the Company will not, before the registration statement becomes effective, file any other amendment or supplement thereto to which the Underwriter objects after being furnished with a copy thereof. (The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of the registration statement at the time it becomes effective, is referred to herein as the "Rule 430A Information." Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information, used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a "preliminary prospectus." Such registration statement, including all prospectuses included as a part thereof, all financial schedules and exhibits thereto, all documents incorporated by reference therein, as amended at the time it becomes effective, and, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the prospectus, including the documents incorporated by reference therein, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, if the final prospectus furnished to the Underwriter after the execution of this Agreement for use in connection with the offering of the Notes differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriter for such use.) For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant



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         to its Electronic Data Gathering, Analysis and Retrieval system
         ("EDGAR").

                  (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of the filing thereof with the Commission, did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (b) shall apply to statements in, or omissions from, any preliminary prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in such preliminary prospectus.

                  (c) When the Registration Statement becomes effective (such date being referred to herein as the "Effective Date"), and at all times subsequent thereto, up to and including the Closing Date, the Registration Statement and the Prospectus, and all amendments and supplements thereto, will comply with the provisions of the Act and the Rules and Regulations. All documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are, or are deemed to be, incorporated by reference into the Prospectus complied and/or will comply (as the case may be) at the time of such filing with the applicable requirements of the Exchange Act and the rules and regulations thereunder. When the Registration Statement becomes effective, and when any post-effective amendment thereto becomes effective, the Registration Statement (as amended, if the Company has filed with the Commission any post-effective amendment thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When the Registration Statement becomes effective, and at all times subsequent thereto, up to and including the Closing Date, the Prospectus (as amended or supplemented, if the Company has filed with the Commission any amendment thereof or supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the representations and warranties in this subparagraph (c) will apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the Registration Statement or the Prospectus or any such amendment or supplement. The Prospectus delivered to the Underwriter for use in connection with the offering of the Notes will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Rhode Island, and is duly qualified as a foreign corporation in each jurisdiction in which the conduct of its business as described in the Prospectus or the ownership or leasing of property requires such qualification, except to the extent that the failure to be as qualified or be in good standing would not have a material adverse effect on the Company. The Company has one subsidiary, ProvEnergy Investments, Ltd.





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                  (e)      The authorized and outstanding capitalization of the
         Company is set forth in the Registration Statement under "Capitalization," and all the issued shares of common stock of the Company, par value $1 per share (the "Common Stock") have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of the Company are owned by Providence Energy Corporation, a Rhode Island corporation.

                  (f) The statements concerning the Notes in the Prospectus under the caption "Description of the Notes" conform with and accurately describe the rights set forth in the instruments defining the same.

                  (g) The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting creditors' rights generally or by general principal of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (h) The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

                  (i) The Indenture has been duly authorized and on the Closing Date will have been duly , executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended, and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting creditors' rights generally or by general principal of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). The Indenture will conform in all materials respects to the description thereof contained in the Prospectus.

                  (j) The Company has good and marketable title to the properties subject to the lien of the Indenture free of encumbrances except the lien of the Indenture, permitted liens as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, individually or in the aggregate, materially impair the use of the property affected thereby in the operation of the business of the Company; the Company and its subsidiary have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except the liens of the Indenture and such




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         liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiary; and any real property and buildings held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiary; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiary are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiary.

                  (k) The Indenture constitutes a legally valid and direct enforceable first mortgage lien on all of the Company's properties and franchises specifically or generally described or referred to in the Indenture as subject to the lien of the Indenture, whether now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as hereinbefore set forth in paragraph (j) above.

                  (l) The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Prospectus and owns or holds all material licenses, certificates, permits and other required authorizations from governmental authorities necessary to own or hold its properties and conduct its business. The Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization or infringement of or conflict with asserted rights of others with respect to any license, patent, patent rights, copyright, trademark or trade name, which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business or financial condition of the Company.

                  (m) Except as set forth in the Prospectus, there are no actions, suits, proceedings, hearings, claims or investigations pending or, to the knowledge of the Company, threatened before or by any court, governmental authority, or instrumentality against the Company or involving any of its properties or business that if determined adversely, is likely to have a material adverse effect on the business or financial condition of the Company, or which may materially adversely affect the ability of the Company to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the validity or enforceability hereof.

                  (n) Except as reflected in or contemplated by the Prospectus, since the respective dates for which information is given in the Prospectus and up to and including the Closing Date: (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not insured, or from any labor dispute or court or governmental action, order or decree; (ii) there has been no change in the capital stock or long term debt of the Company and (iii) there has been no material adverse change, or any development specifically related to the business of the Company, involving a prospective material adverse change in the condition (financial or otherwise), net worth or results of operations of the Company, whether or not arising in its ordinary course of business.

                  (o) The Company is not in default under its Certificate of Incorporation, Bylaws, any indenture or any material agreement, lease, contract or other material



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         instrument or obligation to which it is a party or by which it or any of its properties is bound. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture (including, without limitation, the Indenture), mortgage, deed of trust or other material agreement or instrument to which the Company is a party or is bound, the corporate charter or Bylaws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (p) The financial statements and schedules of the Company included in the Registration Statement and the Prospectus fairly present, and the financial statements and schedules of the Company included in any amendment or supplement to the Registration Statement and the Prospectus will fairly present, the financial condition of the Company and the results of its operations and changes in its financial position as of the dates and for the periods therein specified. Said financial statements have been and will be prepared in accordance with generally accepted accounting principles, consistently maintained and applied throughout the periods involved.

                  (q) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company, and the system of internal accounting controls maintained by the Company is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to (A) permit preparation of financial statements and (B) maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

                  (r) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement or incorporated by reference therein are independent public accountants, as required by the Act and the Rules and Regulations.

                  (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body (including, without limitation, the Rhode Island Public Utilities Commission necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") with respect to underwriting compensation and except for any filings under applicable state securities or other Blue Sky laws required to be made subsequent to the Closing Date) has been obtained or made and is in full force and effect or has been duly waived.

                  (t) Each lease, contract, agreement or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is so described or filed as required. All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which the




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         Company is a party have been duly and validly executed by the Company, and are, together with such other leases, contracts and agreements by which the Company are bound, in full force and effect except as set forth in the Prospectus.

                  (u) The Company is not a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"). The Company is a "subsidiary company" of a "holding company" and an "affiliate" of a "holding company", as such terms are defined in the 1935 Act, and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9(a)(2) thereof).

                  (v) Neither the Company nor its subsidiary is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (w) None of the Company or any of its directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                  (x) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

                  (y) There are no claims for services in the nature of finder's or origination fees with respect to the sale of the Notes hereunder.

                  (z) The Company has authorized all necessary action to be taken by it for the procurement of an irrevocable financial guarantee insurance policy (the "Insurance Policy") issued by MBIA Insurance Corporation (the "Insurer"), insuring the payment of principal and interest on the Notes, when due.

                  (aa) The aggregate principal amount of bonds outstanding under the Original Indenture, as amended and supplemented, does not exceed $________________ and the principal payments on such bonds are as follows:


                    Fiscal Year                                Amount
                    -----------                                ------





                  No holder of any indebtedness of the Company has, and no event has occurred which will permit such holder or future holder to have, a prior lien on the property encumbered by the Indenture.

                  Upon issuance, the Notes will be entitled to the benefits of the security afforded under the Original Indenture, as amended and supplemented, equally and ratably with all




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         securities presently outstanding thereunder. No holder of any indebtedness of the Company has, and no event has occurred which will permit such holder to have, a PARI PASSU lien on the property encumbered by the Indenture, other than holders of bonds heretofore issued under the Original Indenture, as amended and supplemented.

                  4.       AGREEMENTS OF THE COMPANY. The Company agrees that:

                  (a) Prior to the Effective Date and at any time when a prospectus relating to the Notes is required to be delivered under the Act or the Rules and Regulations, the Company will not file or make any amendment or post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus to which the Underwriter has objected in writing within a reasonable time after being furnished copies thereof.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and will advise the Underwriter immediately and confirm that advice in writing (i) of the effectiveness of the Registration Statement, (ii) if any post-effective amendment thereto, any supplement to the Prospectus or any amended Prospectus shall have been filed,
         (iii) of any request of the Commission to amend or supplement the Registration Statement or Prospectus or to provide additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Notes for sale in any state or other jurisdiction or of the initiation or threat of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any stop order or suspension order and to obtain promptly the withdrawal of any such stop order or suspension order.

                  (c) The Company will promptly deliver to the Underwriter and to Bryan Cave LLP, without charge, (i) one signed copy of the Registration Statement, as originally filed, each amendment thereto, and each post-effective amendment thereto filed at any time when a prospectus relating to the Notes is required to be delivered under the Act, (ii) one signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to the Registration Statement as amended or supplemented, and (iii) conformed copies of the Registration Statement, as originally filed, each amendment thereto, and each post-effective amendment thereto filed at any time when a prospectus relating to the Notes is required to be delivered under the Act or the Rules and Regulations, without exhibits, as the Underwriter may reasonably require. The Company will promptly deliver, without charge, to the Underwriter and such others whose names and addresses are designated by the Underwriter: (A) from time to time until the effective date of the Registration Statement, as many printed copies as the Underwriter may reasonably request of any preliminary prospectus filed with the Commission prior to the effective date of the Registration Statement and (B) as soon as possible after the Registration Statement becomes effective, and from time to time thereafter, as many printed copies as the Underwriter may reasonably request of the Prospectus and of any amended or supplemented Prospectus.

                  (d) During the period of time in which the Prospectus is required to be delivered under the Act, the Company will comply to the best of its ability with the Act and the Rules and Regulations so as to permit the continuance of sales of and dealings in the Notes under the Act and the Exchange Act and will keep current in the filing of all





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         material reports and forms required to be filed with any regulatory authority having jurisdiction over the Company.

                  (e) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act or the Rules and Regulations, any event occurs which causes the Prospectus as then amended or supplemented to include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, at any time, it is necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, an appropriate filing pursuant to Section 13 or 14 of the Exchange Act correcting such statement or omission or an amendment effecting such compliance and deliver in connection therewith such Prospectus or Prospectuses to the Underwriter in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations.

                  (f) The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents and consents to service of process, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or where such action would subject the Company to taxation where it is not now subject. The Company will, from time to time, prepare and file such statements, consents, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Notes.

                  (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the Effective Date, an earnings statement (in form complying with the provisions of Section 11(a) of the Act in the manner contemplated by Rule 158 under the Act, which need not be certified by independent public accountants unless required by the Act or the Rules and Regulations) covering a period of at least 12 months commencing after the Effective Date and will advise the Underwriter in writing when such statement has been so made available.

                  (h) The Company will apply the net proceeds from the offering of the Notes in accordance with the uses set forth in the Prospectus.

                  (i) The Company will, for a period of five years from the Closing Date, deliver to the Underwriter copies of (A) annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act, (B) every press release released by the Company, and (C) such additional documents and information as the Underwriter may from time to time reasonably request. The Company will deliver to the Underwriter similar reports with respect to all significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.



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

                  (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the applicable Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

                  (k) The Company will comply with the Act, the Exchange Act, the Rules and Regulation and the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), so as to permit the continuance of sales and dealings under the Act, the Exchange Act, the Rules and Regulations and the Exchange Act Rules and Regulations, and the Company will keep current in the filings of all material reports and forms required to be filed with any regulatory body having jurisdiction over the securities of the Company, including, without limitation, the Commission.

                  (l) During a period of 120 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Notes.

                  (m) None of the Company or any of its respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                  (n) The Company has or will have, on or before the Closing Date, furnished to the Trustee the resolutions, certificates and other instruments and cash, if any, required to be delivered prior to or upon the issuance of the Notes to be delivered on the Closing Date pursuant to the provisions of the Indenture. The Company will request the Trustee to authenticate the Notes pursuant to Articles First and Second of the Indenture. The Company will, on or before the Closing Date, be able to comply with all other conditions with respect to the authentication of the Notes imposed by the Indenture.

                  5. EXPENSES. The Company and the Underwriter agree as follows:

                  (a) Whether or not the Registration Statement becomes effective, the Company will pay all of the costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Selected Dealer Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and reasonable expenses incident to securing any required review by the NASD of the terms of the sale of the Notes; the expenses of preparation, issuance and delivery of the certificates for the Notes to the Underwriter; the fees and expenses of the transfer agent for the Notes (including legal fees and disbursements, if any, of counsel to the transfer agent); any taxes, including transfer taxes, on the sale of the Notes to the Underwriter; the expenses, including the reasonable fees and disbursements of Underwriter's counsel, incurred in connection with the qualification of the Notes under State securities or Blue Sky laws; and all other costs, expenses and fees incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this section.

                  (b) The Underwriter will pay (i) the fees and disbursements of the Underwriter's counsel, except as set forth in (a) above and SECTION 10(C) hereof, and (ii) their own out-of-pocket expenditures.

                  6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Notes shall be subject in its discretion to the accuracy of and compliance with the representations and the warranties of the Company herein contained as of the date hereof, and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective no later than 1:00 p.m., St. Louis time, on the date of this Agreement, or such later time and date as shall be consented to in writing by the Underwriter, neither a stop order suspending the effectiveness of such Registration Statement shall have been issued under the Act nor proceedings therefor shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

                  (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date, if any, that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriter or counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) On the Closing Date, the Underwriter and the Trustee shall have received a favorable opinion, dated the Closing Date, of Hinckley, Allen & Snyder, in the form to be mutually agreed upon. In giving such opinion, said counsel may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than the laws of the United States and the State of Rhode Island, upon an opinion or opinions of local counsel, provided that any such opinion or opinions are delivered to the Underwriter and that said counsel shall state that they have no reason to believe that such opinions are not correct.

                  (d) On the Closing Date, the Underwriter shall have received from Bryan Cave LLP an opinion or opinions with respect to the sufficiency of the Company proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and such related matters as the Underwriter may reasonably require, and there shall have been furnished to such counsel such documents as they may request to enable them to pass upon such matters. In giving such opinion or opinions, Bryan Cave LLP may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than the laws of the United States and the State of Missouri, upon an opinion or opinions of local counsel, who may be counsel for the Company, provided that any such opinion or opinions are delivered to the Underwriter and that said counsel shall state that they have no reason to believe that such opinions are not correct.

                  (e) On the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date signed by the chief executive officer or president and principal financial or accounting officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct as if made on the Closing Date and the Company has performed and complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date; (ii) since the respective dates for which information is given in the Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business, other than as described in the Prospectus;
         (iii) no stop order affecting the Registration Statement is in effect or, to the best of such officers' knowledge, threatened; and (iv) covering such other matters as the Underwriter may otherwise request.

                  (f) On the date of this Agreement, the Underwriter shall have received a letter from Arthur Andersen LLP, dated such date and addressed to the Underwriter in form and substance reasonably satisfactory to the Underwriter, with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

                  (g) On the Closing Date, the Underwriter shall have received a letter from Arthur Andersen LLP, dated the Closing Date, and addressed to the Underwriter in form and substance satisfactory to the Underwriter, confirming as of the Closing Date, their letter dated the date hereof and delivered to the Underwriter pursuant to Section 6(f) hereof.

                  (h) Before the Closing Date, Bryan Cave LLP, counsel for the Underwriter, shall have been furnished with such opinions and copies of such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated and all opinions and certificates mentioned above or elsewhere in this Agreement shall be satisfactory in form and substance in all material respects to the Underwriter and said counsel.

                  (i) Except as contemplated in the Prospectus, subsequent to the respective dates for which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capital securities, short-term debt or long-term debt of the Company or any material adverse change, or any development specifically related to the business of the Company involving a prospective material adverse change, in the condition (financial or otherwise), net worth or results of operations of the Company considered as a whole, which, in the judgment of the Underwriter, makes it impracticable to offer or deliver the Notes on the terms and in the manner contemplated in the Prospectus.

                  (j) On the Closing Date, the Underwriter shall have received from Shipman & Goodwin LLP, counsel for the Trustee, an opinion substantially in the form attached hereto as Schedule I.

                  (k) On the Closing Date, the Underwriter shall have received from

         _________________, counsel to the Insurer, an opinion substantially in the form attached hereto as Schedule II.

                  (l) On or prior to the Closing Date, the Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, and shall be in full force and effect, and the Indenture (including the Supplemental Indenture) and all other documents, including, without limitation, Uniform Commercial Code financing statements shall have been duly executed and properly recorded or filed in such manner and in each jurisdiction in which recording is required to establish the mortgage lien and security interest created by the Indenture as a mortgage lien on and/or a security interest in the property encumbered by the lien of the Indenture.

                  (m) On or prior to the Closing Date, the Underwriter shall have received satisfactory evidence that the Insurance Policy has been issued by the Insurer and confirmation that the Notes have been rated at least Aaa by Moody's Investors Services, Inc. and at least AAA by Standard & Poor's Corporation.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon notice to the Company or such conditions may be waived, modified or the time for fulfillment thereof may be extended by the Underwriter upon notice to the Company.


         7. CONDITIONS OF THE COMPANY'S OBLIGATIONS. The obligations of the Company to deliver the Certificates representing the Notes shall be subject to the condition that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceedings therefor shall be pending or threatened by the Commission at the Closing Date.

                  In the event the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by the Company upon delivery of notice to the Underwriter. Any such notice shall be without liability of the Company to the Underwriter, except as otherwise provided in Section 10(c) hereof, and without liability of the Underwriter to the Company.

                  8.       INDEMNIFICATION.

                  (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement to the foregoing, any related preliminary prospectus or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission or any securities exchange or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and, subject to the limitations set forth in Section 8(c) hereof, will reimburse the Underwriter and each controlling person for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the Prospectus or any such document; provided further, however, that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any such losses, claims, damages, liabilities or expenses arising from the sale of the Notes by the Underwriter to any person if a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved, and the untrue or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid). Indemnification pursuant to this Section 8 will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, any related preliminary prospectus or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission or any securities exchange or any omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the Prospectus or any such document and, subject to the limitations set forth in Section 8(c) hereof, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Indemnification pursuant to this Section 8 will be in addition to any liability which the Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any claim or action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the claim or the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such claim or action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than as provided in the following sentence or reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) counsel to the indemnified party shall have reasonably concluded that representation of both the indemnifying party and the indemnified party would be inappropriate due to actual or likely conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, provided, however, that in no case shall the indemnifying party be responsible for the fees and expenses of more than one such counsel. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

                  9.       CONTRIBUTION. If the indemnification provided for in
Section 8 of this Agreement is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party under Sections 8(a) and (b), as the case may be, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8 shall be deemed to include, subject to the limitations set forth above and in Section 8 hereof, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  10.      EFFECTIVE DATE AND TERMINATION.

                  (a) This Agreement shall become effective (i) if the Commission has not declared the Registration Statement effective under the Act, at 11:00 a.m., St. Louis time, on the first full business day following the Effective Date, or (ii) if the Commission has declared the Registration Statement effective, (A) at 11:00 a.m., St. Louis time, on the day following the date hereof, or (B) at such earlier time as the Underwriter shall first release the Notes for sale to the public. For the purposes of this Section, the Notes shall be deemed to have been released for sale to the public upon release by the Underwriter for publication of a newspaper advertisement relating thereto or upon release by the Underwriter of facsimile transmissions offering the Notes for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Underwriter or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Sections 5, 8 and 9 hereof shall at all times be effective.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by the Underwriter by written notice to the Company, if in the judgment of the Underwriter it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Notes by reason of (i) trading generally in securities on the New York Stock Exchange, Inc. having been suspended or limited or minimum prices having been established on such exchange, (ii) a banking moratorium having been declared by the United States or by New York state authorities, or (iii) an outbreak of major hostilities or other national or international calamity having occurred.

                  (c) If the obligations of the parties to this Agreement shall be terminated pursuant to Section 6 or 7 hereof or this Section 10, or if the purchases provided for herein are not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all of its obligations under this Agreement, the Company shall not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company shall remain liable to the extent provided in Sections 5(a) and 8(a) hereof, and, except where termination occurs pursuant to clause (i), (ii) or (iii) of Section 10(b) hereof, the Company shall pay the out-of-pocket expenses incurred by the Underwriter in contemplation of the performance by it of its obligations hereunder, including the fees and disbursements of its counsel and its traveling expenses and postage, telegraph and telephone charges.

                  (d) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Underwriter shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

                  11. SURVIVAL OF INDEMNITIES, REPRESENTATIONS AND WARRANTIES. The respective indemnities of the Company and the Underwriter and the respective representations and warranties of the Company and the Underwriter set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriter or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Notes or termination of this Agreement pursuant to Section 10 hereof, as the case may be.

                  12. PARTIES IN INTEREST; ENTIRE AGREEMENT. This Agreement shall inure to the benefit of the Company, the Underwriter, the officers, directors and partners of such parties, each controlling person referred to in
Section 8 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

                  The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Notes from the Underwriter.

                  This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

                  13. NOTICES. All communication, terminations and notices hereunder shall be in writing and sent to the Company and to the Underwriter. Notices shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Underwriter at 12555 Manchester Road, St. Louis, Missouri 63131-3729 (telecopier: (314) 515-2664) (Attn: Lawrence Sobol, Esq.) (or such other place as the Underwriter may specify in writing) with a copy to Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102 (telecopier
(314) 259-2020) (Attn: James L. Nouss, Jr., Esq.) and to the Company at 100 Weybosset Street, Providence, Rhode Island 02903 (telecopier: (401) 272-____) (Attn: ____________________) (or such other place as the Company may specify in writing) with a copy to Hinckley, Allen & Snyder, 1500 Fleet Center, 15th Floor, Providence, Rhode Island 02903 (telecopier: (401) 277-9600) (Attn: Margaret Farrell, Esq.).

                  14. COUNTERPARTS. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

                  15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

                  Please sign the enclosed duplicate of this letter whereupon this letter will become a binding agreement between the parties in accordance with its terms.



                                        Very Truly Yours,


                                        THE PROVIDENCE GAS COMPANY



                                        By:  ___________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________



The foregoing Agreement is hereby
confirmed and accepted, as of the
date first above written.


EDWARD D. JONES & CO., L.P.



By
   ------------------------------
   Authorized Signatory

                                                                     SCHEDULE I


                      FORM OF OPINION OF TRUSTEE'S COUNSEL


                  The opinion of Shipman & Goodwin LLP shall be to the effect that:

                  1        The Trustee has been duly organized and is validly
         existing as a trust company in good standing under the laws of The Commonwealth of Massachusetts

                  2. The Trustee has all requisite power and authority (corporate and other) to enter in the Twentieth Supplemental Indenture and to perform, as trustee, the transactions contemplated thereby and by the Indenture.

                  3. The Twentieth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Trustee (no action by the stockholders of the Trustee being required by law, by any charter document or bylaw of the Trustees or otherwise), has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms.

                  4. The Notes have been duly authenticated by the Trustee.

                  5. No consents of, approval or authorizations by, registrations with, or notices to any governmental or public regulatory authority or agency are required on the part of the Trustee under any federal or Commonwealth of Massachusetts law governing the trust powers of the Trustee in connection with the execution, delivery and performance of the Twentieth Supplemental Indenture, except as have been obtained, taken or made.


                  Note: Such opinion may contain reasonable limitations.

                                                                    SCHEDULE II


                      FORM OF OPINION OF INSURER'S COUNSEL


                  The opinion of Insurer's counsel shall be to the effect that:

                  1. MBIA Insurance Corporation (the "Corporation") is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York, and is licensed and authorized to issue the Policy under the laws of the State of New York.

                  2. The Policy has been duly executed and is a valid and binding obligation of the Corporation enforceable in accordance with its terms.

                  3. The Policy is not required to be registered under the Securities Act.

                  4. The statements set forth under the caption "The Policy" in the Prospectus dated January __, 1999 (the "Prospectus") insofar as such statements constitute a description of the Policy, accurately summarize the Policy.

                  Note: Such opinion may contain reasonable limitations.